CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the incorporation by reference of our report dated 16 February 1996 on the financial statements of TELEFENUA S.A. included in this Annual Report on Form 10-K, into UIH Australia/Pacific, Inc.'s previously filed Registration Statement File No. 333-37651.


                                                      COOPERS & LYBRAND TAHITI


Jean-Pierre Gosse
Papeete, Tahiti
March 27, 1998